Exhibit 10.3* — Form 20F 2004 Las Vegas From Home.com

LOAN AGREEMENT

THIS LOAN AGREEMENT (hereinafter referred to as “this Agreement” or “the Agreement”), is made and entered into as of June 15, 2004.

BETWEEN:

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC., with offices at 600 – 1199 West Hastings Street, Vancouver, British Columbia, V6E 3T5 (hereinafter referred to as “Las Vegas”)

OF THE FIRST PART

AND:

INTERNATIONAL INTERACTIVE VENTURES with registered offices at P.O. Box 35, Tefen Industrial Park, Migdal Tefen, Israel 24959 (hereinafter referred to as “International Interactive”)

OF THE SECOND PART

WHEREAS,

A.	Las Vegas has a wholly owned subsidiary in Antigua by the name of Action Poker Gaming Inc (“Action”).

B.	The business of Action is to license and operate online multiplayer interactive card games.

C.	Action is desirous of borrowing U.S. $250,000 (Two Hundred and Fifty Thousand United States Dollars) from International Interactive.

And,

D.	International Interactive is desirous of lending U.S. $250,000 (Two Hundred and Fifty Thousand United States Dollars) to Action.

NOW THEREFORE, in consideration of these premises and mutual covenants herein set forth, the parties hereto agree as follows:-

1.	To induce Action to enter into this Agreement, International Interactive represents and warrants that:

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(a)	It is duly incorporated, organized and validly existing under the laws of the State of Israel.

(b)	It has good and sufficient capacity, power, authority and right to enter into, execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform the covenants and obligations contained herein.

And,

(c)	All necessary corporate action has been taken by International Interactive to authorize and approve the execution and delivery of this Agreement, the completion of the transactions contemplated hereby and to duly observe and perform the covenants and obligations herein.

2.	To induce International Interactive to enter into this Agreement, Action represents and warrants that:

(a)	It is duly incorporated, organized and validly existing under the laws of Antigua and Barbuda.

(b)	It has good and sufficient capacity, power, authority and right to enter into, execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform the covenants and obligations contained herein.

And,

(c)	All necessary corporate action has been taken by Action to authorize and approve the execution and delivery of this Agreement, the completion of the transactions contemplated hereby and to duly observe and perform the covenants and obligations contained herein.

3.	The principal amount of the Loan shall be U.S. $250,000 (Two Hundred & Fifty Thousand United States Dollars) [hereinafter referred to as the “Loan”].

4.	The Loan shall not bear any interest whatsoever. For greater certainty, the Loan shall be “interest-free”.

5.	This Agreement shall become effective from the date of actual receipt of the Loan by Action and such date must not be later than July 10, 2004 (the “Effective Date”). In the event that Action does not receive the Loan by the Effective Date, then this Agreement shall forthwith terminate and shall be of no further force or effect.

6.	The term of the Loan shall be for a period of 24 (twenty-four) months commencing from the Effective Date of this Agreement (hereinafter referred to as the “Term of the Loan”).

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7.	The Loan may be repaid, wholly or partially, by Action, without any penalty, at anytime during the Term of the Loan.

8.	After 30 (thirty) days from the Effective Date, Action shall commence the repayment of the Loan by making regular monthly installment payments to International Interactive and such regular monthly installment payments shall be equal to 5% (five percent) of Action’s revenues for the first 12 (twelve) month period of the Term of the Loan or until the Loan is fully repaid at anytime during the first 12 (twelve) month period of the Term of the Loan, whichever occurs first (the “First Phase of Loan Repayment”). If the Loan is not fully repaid at the expiry of the first 12 (twelve) month period of the Term of the Loan, then Action shall make regular monthly installment payments towards the repayment of the Loan to International Interactive and such regular monthly installment payments shall be equal to 10% (ten percent) of Action’s revenues and shall commence from the 13th (thirteenth) month of the Term of the Loan up to the date when the Loan is fully repaid by Action to International Interactive (the “Second Phase of Loan Repayment”).

9.	In lieu of interest, commencing after 30 (thirty) days from the Effective Date, Action shall make regular monthly bonus payments to International Interactive and such regular monthly bonus payments shall be equal to 5% (five percent) of Action’s revenues (the “Initial Bonus Payments”). The Initial Bonus Payments shall be payable for a period of not less than the first 12 (twelve) month period of the Term of the Loan and, in the event that the Loan is not fully repaid by the expiry of the first 12 (twelve) month period of the Term of the Loan, then the Initial Bonus Payments shall continue until the Loan is fully repaid by Action to International Interactive. However, in the event that Action fully repays the Loan to International Interactive at anytime during the first 90 (ninety) day period of the Term of the Loan, then the Initial Bonus Payments shall forthwith terminate and shall be of no further force or effect, and shall be replaced by a subsequent bonus which shall be regular monthly subsequent bonus payments by Action to International Interactive and such regular monthly subsequent bonus payments shall be equal to 4% (four percent) of Action’s revenues for the period commencing from the date of the full repayment of the Loan up to the end of the first 12 (twelve) month period of the Term of the Loan (“Subsequent Bonus Payments ”). Upon the completion of the Subsequent Bonus Payments, Action will have no further obligations whatsoever to International Interactive and this Agreement will terminate and shall be of no further force or effect.

10.	For greater certainty, Action’s revenues shall mean Action’s share of rakes and membership fees collected from Action’s players, but shall not include interest income and Licensee and/or Affiliate fees and/or payments.

11.	For as long as this Agreement has not been terminated, International Interactive shall have the ability to view, in real time, the revenues that shall be generated by Action.

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12.	Once every year and for as long as this Agreement is not terminated or expired, International Interactive may at its sole cost and expense, examine and audit the books and records of Action provided that International Interactive gives 30 (thirty) days prior written notice to Action.

13.	For as long as this Agreement is not terminated or expired, Las Vegas shall provide to International Interactive the unaudited financial statements for the 1st, 2nd and 3rd quarters of Las Vegas and the annual audited financial statements of Las Vegas.

14.	For as long as this Agreement is not terminated or expired, Action shall provide to International Interactive, on a regular monthly basis, statistical information regarding Action’s revenues.

15.	In the event of a default by Action in the repayment of the Loan, then Las Vegas shall be obligated to repay the Loan to International Interactive.

16.	International Interactive shall provide its written bank wiring instructions to Action 5 (five) Canadian business days prior to each and every payment that shall be due and payable to International Interactive pursuant to this Agreement.

17.	This Agreement shall be construed and governed by the Laws of Antigua and Barbuda. Any claims, actions or litigations arising out of this Agreement must first be submitted to arbitration, and if such arbitration is unsuccessful, International Interactive and Action consent and agree to the sole and exclusive jurisdiction of the Courts of Antigua and Barbuda to entertain any actions or other legal proceedings based on any provisions of this Agreement.

18.	This Agreement and the rights hereunder may not be assigned or transferred either in whole or in any part by International Interactive without the prior written approval of Action.

19.	All notices, communications and other documents required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by prepaid registered mail or facsimile transmission (with confirmed receipt) to the recipients as follows:

To Action:	ACTION POKER GAMING INC.
No. 6 Temple Street, P.O. Box 2372
St John’s, Antigua and Barbuda
Telefax: (604) 681-9428
Email: info@lvfh.com

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To International Interactive:	INTERNATIONAL INTERACTIVE VENTURES
P.O. Box 35
Tefen Industrial Park
Middal Tefen, Israel 24959
Telefax:
Email: ag@windowscasino.com

and shall be deemed to be validly given and received (i) if personally delivered or sent by facsimile transmission (with confirmed receipt), on the date of delivery or transmission if delivered or transmitted during normal business hours and on the next business day following the date of delivery of transmission if delivered or transmitted after normal business hours; and (ii) if sent by prepaid registered mail, on the date which is ten (10) business days after the date of mailing excluding all days in which postal service is disrupted. Either party may from time to time change its address by notice to the other in accordance with this Section.

20.	This Agreement contains all the terms and conditions agreed upon by the parties hereto and supersedes all prior agreements, negotiations, assumptions and undertakings whether written or oral between the parties hereto concerning the subject matter hereof. This Agreement may neither be changed nor modified nor reduced nor may any provision hereof be waived, except in writing and signed by duly authorized representatives of both parties hereto.

21.	Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments and assurances, and to do such further acts and things, as may be necessary or desirable to give effect to this Agreement.

22.	During the currency of the Agreement, the parties hereto shall not pledge, mortgage, charge or otherwise encumber their rights and obligations under this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

23.	This Agreement shall enure to the benefit of and be binding on the parties and their respective executors, heirs, administrators, successors and permitted assigns.

24.	The parties hereto agree to maintain the highest level of confidentiality with respect to this Agreement.

25.	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

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26.	Time shall be of the essence hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 15th day of June, 2004.

COMPANY: LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NAME:	Bedo H. Kalpakian

TITLE:	Chairman and Chief Financial Officer

SIGNATURE:

COMPANY: INTERNATIONAL INTERACTIVE VENTURES

NAME:	Andrew G. Szabo

TITLE:	President

SIGNATURE:

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